Exhibit 99.1

Contacts:
W. Phillip Marcum	Philip Bourdillon/Gene Heller
Chairman and CEO	Silverman Heller Associates
303-785-8080	310-208-2550
Metretek’s PowerSecure Subsidiary Supplies
IDG® Systems to Publix Super Markets
DENVER — March 15, 2006 — Metretek Technologies, Inc. (Amex: MEK) confirmed that, as was recently reported in a March 13 press release issued by Publix Super Markets, its PowerSecure subsidiary is supplying the supermarket chain with interactive distributed generation (IDG®) systems as part of a business recovery plan.
In its press release, Publix announced a massive project to purchase and install 400 stationary and mobile generators at hurricane-prone store locations as well as 175 quick-connecting docking stations to stores in lower-probability hurricane areas, thus protecting 575 communities served by Publix. With 876 stores in Florida, Georgia, South Carolina, Alabama and Tennessee, Publix (headquartered in Lakeland, Fla.) is owned and operated by its 135,000 employees and had 2005 revenue of $20.6 billion.
Sidney Hinton, president and CEO of PowerSecure, noted that in November 2005 the company announced verbal orders for IDG systems valued at $45 million, followed in March 2006 with the announcement of additional verbal orders for IDG systems valued at $75 million, for a total of $120 million. According to Hinton, $115 million of the $120 million total consists of business awarded by Publix, with the balance awarded by another customer; of the $115 million, an estimated $15 million will be earmarked to provide similar generation solutions for some of Publix’s industrial complexes and to provide generation solutions at their new stores during 2006 and 2007. As previously noted by the company, the work performed under these awards is covered by several master contract agreements and purchase orders, some of which have been signed/issued and some of which are in progress.
“These installs, which are currently in progress, focus on stores in the southeast and southwest coasts of Florida, the Florida Keys, the Florida panhandle, coastal Georgia and South Carolina and are expected to be completed by July 2007,” said David Duncan, Publix’s vice president of facilities. “PowerSecure was selected by Publix to provide the design, equipment, installation and monitoring services for this project.”

“We are blessed and honored to have been entrusted by Publix with this opportunity,” said Hinton. “Publix is making a significant investment to serve their customer base, and we are very excited to be on the team.”
About Metretek Technologies:
Metretek Technologies, Inc. through its subsidiaries ☐ Southern Flow Companies, Inc.; PowerSecure, Inc.; and Metretek, Incorporated (Metretek Florida) ☐ is a diversified provider of energy measurement products, services and data management systems to industrial and commercial users and suppliers of natural gas and electricity.
Safe-Harbor Statement:
All forward-looking statements contained in this press release are made within the meaning of and under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements regarding the business prospects for the Company and its subsidiaries; the size, composition and expected date of completion of the business awarded to PowerSecure by Publix Super Markets; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying any of the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the Company’s ability to maintain sufficient capital and liquidity on favorable terms to meet its operating, working capital and debt service requirements and other capital commitments and contingencies and to fund the growth of its business; the timely and successful development, production and market acceptance of new and enhanced products, services and technologies of the Company; the ability of PowerSecure to develop and expand its core distributed generation and its new energy-related businesses, services and technologies, to manage its growth and to address the effects of any future changes in tariff structures and environmental requirements on its business solutions; effects from time to time of hurricanes and other severe weather conditions on the demand for Southern Flow’s products and services; the ability of Metretek Florida to successfully develop and expand its products, service, technologies and markets; the effects of competition; changes in customer and industry demand and preferences and purchasing patterns; the Company’s ability to attract, retain and motivate key personnel; the ability of the Company to secure and maintain key contracts, relationships and alliances and to make successful acquisitions; the effects of pending and future litigation, claims and disputes; changes in the energy industry generally and in the natural gas and electricity industries in particular, including price levels; general economic, market and business conditions; the effects of international conflicts and terrorism; and other risks, uncertainties and other factors identified from time to time in the Company’s reports and filings with the Securities and Exchange Commission. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
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